UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2013

GREEN HYGIENICS HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54338	26-2801338
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

22 Billiter Street, London, England	EC3M 2RY
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 995-1070

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective January 31, 2013, Peter E. Wudy resigned as president, chief executive officer and director of our company. His resignation was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise. Mr. Wudy will remain as an executive with our company in the acquisition, production, licensing, marketing and distribution of mixed martial arts (MMA) content, programming and merchandising for North American and International markets.

Concurrently with Mr. Wudy’s resignation, our company appointed Dave Ashby to act as president, secretary, treasurer and director of our company, effective January 31, 2013.

Dave Ashby

Mr. Ashby is a dynamic professional and passion-driven architect of innovative solutions who combines several years’ experience in marketing, venture capital and global market expansion along with his contemporary education to secure millions of dollars in capital for clients across diverse industries. He is currently under contract as a pipeline inspector with Enbridge. Mr. Ashby held an Atomic Energy License for over 20 year as a Senior Radiographer and has extensive knowledge and experience in the Non Destructive Examination (NDE) Industry.

He has been the president of D. Ashby Marketing Corp. for the last 27 years and has provided the following financing/consulting/marketing services to several companies in the oil/gas, o/g service sector, high technology, engineering, travel, health and manufacturing sectors:

  Secured millions of dollars of government grants for clients for R&D, technology development and integration, business expansion, international projects.

  Researched and prepared Business & Training Plans for financing applications to both Federal and Provincial Governments.

  Co-ordinated and provided field & sales training

  Co-coordinated and marketed the launch of Badger Daylighting - a Hydro-Vac service company into the lower mainland of BC

  Secured millions of dollars in seed capital for both private and public companies.

  Marketed millions of dollars in health products.

  Enbridge Integrity Dig Program – Pipeline Inspector

Born and raised in Saskatchewan, Canada, he moved to Alberta, Canada, after completing a Bachelor of Arts with a Mathematics major and an Economics minor in the early 1970’s to pursue his interest in the oil and gas service sector. By age 28, Mr. Ashby had co-founded a multi-million dollar international pipeline x-ray company that skyrocketed in sales, prior to the National Energy Program. A.J. Inspection, a small inch pipeline inspection company followed by Canadian International Pipeline Inspection (CIPEX), a big inch pipeline inspection company.

As a consummate business executive he demonstrates his ability to strike the right balance between strategic and tactical execution. He carries with him the ability to build and lead a cohesive team to raise capital, establish commercial and investment banking relationships negotiate credit agreements and business contracts, and mitigate financial risk in both domestic and international markets. Recognized for his strengths and vast knowledge, Mr. Ashby’s marketing firm has been retained, over the past 20 years, by hundreds of satisfied start-up, turnaround and high-growth organizations desiring to raise investment dollars.

We appointed Dave Ashby as an officer and director of our company because of his ability to raise capital and his marketing experience.

Our board of directors consists solely of Dave Ashby. There have been no other transactions since the beginning of its last fiscal year or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Ashby had or will have a direct or indirect material interest which would be required to be reported herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN HYGIENICS HOLDINGS INC.

/s/ Dave Ashby
Dave Ashby
President and Director

Date: January 31, 2013